Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section  1350, as Adopted Pursuant to
Section  906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of MERGE HEALTHCARE INCORPORATED (the “Company”) for the period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Justin C. Dearborn, as principal executive officer of the Company, and Steve M. Oreskovich, as principal financial officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section  1350, as adopted pursuant to Section  906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2014	By:	/s/ JUSTIN C. DEARBORN
Justin C. Dearborn
Chief Executive Officer
(principal executive officer)

Date: April 30, 2014	By:	/s/ STEVEN M. ORESKOVICH
Steven M. Oreskovich
Chief Financial Officer
(principal financial officer and principal accounting officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.